                                 EXHIBIT 23.2A
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

James A. Moyers CPA
10300 North Central Parkway
Suite 530
Dallas, Texas 75231

We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 dated June 5, 2001 and Amendment #1 to the July 3, 2001
S-8 dated January 7, 2002 of TBX Resources, Inc. of our report dated February
27, 2001, relating to the financial statements of TBX Resources, Inc. as of
November 30, 2000.

                                                        /s/ James A. Moyers, CPA
                                                        ------------------------
                                                            James A. Moyers, CPA
                                                    Certified Public Accountants

January 4, 2002
Dallas, Texas